Exhibit 99.30(n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2024, with respect to the financial statements of the sub-accounts that comprise Securian Life Variable Universal Life Account of Securian Life Insurance Company, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.

/s/ KPMG, LLP

Minneapolis, Minnesota

April 24, 2024

Consent of Independent Auditors

We consent to the use of our report dated March 29, 2024, with respect to the financial statements and supplementary schedules of Securian Life Insurance Company, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

April 24, 2024